Exhibit 3.2
Execution Version
SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
OXFORD RESOURCES GP, LLC
A Delaware Limited Liability Company
Dated as of
July 19, 2010

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ii

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SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
OXFORD RESOURCES GP, LLC
A Delaware Limited Liability Company
     This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Oxford Resources GP, LLC (the “Company”), is made and entered into as of July 19, 2010, to be effective upon and at the time of the closing of the Partnership IPO (as defined below) (the “Effective Time”), by and among AIM Oxford Holdings, LLC, a Delaware limited liability company (“AIM Oxford”), C&T Coal, Inc., an Ohio corporation (“C&T Coal”) and Jeffrey M. Gutman (the “Executive”).
RECITALS
     WHEREAS, the Company was originally formed as a Delaware limited liability company by the filing of a Certificate of Formation (the “Delaware Certificate”), dated as of August 7, 2007 (the “Original Filing Date”), with the Secretary of State of the State of Delaware pursuant to the Act;
     WHEREAS, effective as of August 7, 2007, AIM Oxford entered into the original Limited Liability Company Agreement of the Company to provide for the regulation and management of the Company;
     WHEREAS, effective as of August 24, 2007, AIM Oxford and C&T Coal entered into the Amended and Restated Limited Liability Company Agreement of the Company (the “First Restated Agreement”) to add C&T Coal as a member and to set forth the respective rights, duties and obligations of the members;
     WHEREAS, on the indicated dates AIM Oxford and C&T Coal entered into the amendments to the First Restated Agreement set forth below (collectively, the “Amendments”), in each case to update Exhibit A to the First Restated Agreement to reflect additional capital contributions to the Company made by the members:
•	First Amendment to the First Restated Agreement, dated March 27, 2008;

•	Second Amendment to the First Restated Agreement, dated May 23, 2008;

•	Third Amendment to the First Restated Agreement, dated September 26, 2008;

•	Fourth Amendment to the First Restated Agreement, dated March 31, 2009; and

•	Fifth Amendment to the First Restated Agreement, dated September 28, 2009;
     WHEREAS, upon the closing of the initial public offering (the “Partnership IPO”) of the common units of Oxford Resource Partners, LP (the “Partnership”), AIM Oxford and C&T Coal desire to further amend the First Restated Agreement to admit the Executive as a member of the Company and establish his right to participate in certain profits, losses and distributions of the Company as more fully set forth in this Agreement; and
     WHEREAS, the parties hereto desire to amend and restate the First Restated Agreement, as amended by the Amendments, in its entirety effective at the Effective Time and to continue the existence of the Company on the terms set forth in this Agreement;
     NOW, THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby amend and restate in its entirety the First Restated Agreement, as amended by the Amendments, to be effective as of the Effective Time, as follows:
ARTICLE I.
DEFINITIONS
     Section 1.01 Definitions.
          (a) As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Sections referred to below:
     “Act” means the Delaware Limited Liability Company Act, as amended and in effect from time to time.
     “Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:
     (i) Credit to such Capital Account any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and
     (ii) Debit to such Capital Account the items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).
     The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the first Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agreement” has the meaning given such term in the introductory paragraph, and includes the same as it may be amended from time to time.
     “AIM Oxford” has the meaning given such term in the introductory paragraph.
     “Amendments” has the meaning given such term in the Recitals.
     “Applicable Law” means (i) any United States federal, state or local law, statute, rule, regulation, order, writ, injunction, judgment, decree or permit of any Governmental Authority and (ii) any rule or listing requirement of any applicable National Securities Exchange or listing requirement of any National Securities Exchange or Commission-recognized trading market on which securities issued by the Partnership are listed or quoted.
     “Assignee” means any Person receiving Units as a result of a Transfer in a manner permitted under this Agreement, but who has not been admitted as a Member and thus has only the rights set forth in Section 4.03.
     “Assumed Tax Liability” means, with respect to any Member, the amount that is equal to the excess, if any, of (i) an amount sufficient to satisfy such Member’s (or, if such Member is a disregarded entity or partnership for relevant income tax purposes, its direct or indirect owners’) deemed federal, state and local income tax liability with respect to the cumulative income and gain allocated to such Member by the Company (giving effect to any prior allocations of losses) for tax purposes pursuant to Article VIII through the end of the current fiscal quarter over (ii) the cumulative distributions made to such Member by the Company. For each Member, the Assumed Tax Liability will be calculated based on a hypothetical combined rate applicable to all Members of 40%; provided however, that such rate shall be subject to adjustment by the Board at any time in its sole discretion.
     “Available Cash” means, with respect to any Quarter ending prior to a Dissolution Event,
     (i) the sum of all cash and cash equivalents of the Company on hand at the end of such Quarter, less
     (ii) the amount of any cash reserves that are established by the Board to (A) satisfy general, administrative and other expenses and debt service requirements, (B) permit the Company to make capital contributions to the Partnership to maintain its general partner interest in the Partnership upon the issuance of partnership securities by the Partnership, (C) comply with Applicable Law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Company is a party or by which it is bound or its assets are subject, (D) provide funds for distributions under Section 8.01 in respect of any one or more of the next four Quarters (provided, however, that disbursements made by the Company or cash reserves established, increased or reduced after the end of such Quarter, but on or before the date of determination of Available Cash with respect to such Quarter, shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Quarter if the Board so determines) or (E) otherwise provide for the proper conduct of the business of the Company subsequent to such Quarter.
     Notwithstanding the foregoing, “Available Cash” with respect to the Quarter in which a Dissolution Event occurs and any subsequent Quarter shall equal zero.
     “Bankrupt” or “Bankruptcy” means, with respect to any Person, that (i) such Person (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition; (C) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (D) files a petition or answer seeking for such Person a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Applicable Law; (E) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (A) through (D) of this clause (i); or (F) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person’s properties; or (ii) a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Applicable Law has been commenced against such Person and 120 Days have expired without dismissal thereof or with respect to which, without such Person’s consent or acquiescence, a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person’s properties has been appointed and 90 Days have expired without the appointment having been vacated or stayed, or 90 Days have expired after the date of expiration of a stay if the appointment has not previously been vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in the Act.
     “Board” has the meaning given such term in Section 9.01.
     “Business Day” means any day other than a Saturday, a Sunday, or a day when banks in New York, New York or Columbus, Ohio are authorized or required by Applicable Law to be closed.
     “C&T Coal” has the meaning given such term in the introductory paragraph.
     “Capital Account” means, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:
     (i) To each Member’s Capital Account there shall be credited (a) such Member’s Capital Contributions, if any, (b) such Member’s distributive share of Profits and any items in the nature of income or gain that are specially allocated pursuant to Section 8.03, and (c) the amount of any Company liabilities assumed by such Member or that are secured by any property (other than money) distributed to such Member.
     (ii) To each Member’s Capital Account there shall be debited (a) the amount of cash and the Gross Asset Value of any property (other than money) distributed to such Member pursuant to any provision of this Agreement, (b) such Member’s distributive share of Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 8.03, and (c) the amount of any liabilities of such Member assumed by the Company or that are secured by any property (other than money) contributed by such Member to the Company.
     (iii) In the event all or a portion of a Membership Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Membership Interest so transferred.
     (iv) In determining the amount of any liability for purposes of the foregoing clauses (i) and (ii) of this definition of “Capital Account,” there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and Treasury Regulations.
     The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations.
     “Capital Contribution” means, with respect to any Member, the amount of money and the net agreed value of any property (other than money) contributed to the Company by such Member. Any reference in this Agreement to the Capital Contribution of a Member shall include a Capital Contribution of its predecessors in interest.
     “CCU” means Charles C. Ungurean.
     “CCU Employment Agreement” means that certain Employment Agreement by and between the Company and CCU in effect as of the Effective Time and as thereafter amended and/or restated from time to time.
     “Certified Public Accountants” means a firm of independent public accountants selected from time to time by the Board.
     “Claim” means any and all judgments, claims, causes of action, demands, lawsuits, suits, proceedings, Governmental investigations or audits, losses, assessments, fines, penalties, administrative orders, obligations, costs, expenses, liabilities and damages (whether actual, consequential or punitive), including interest, penalties, reasonable attorneys’ fees, disbursements and costs of investigations, deficiencies, levies, duties and imposts.
     “Class A Member” means a Member that holds Class A Units.
     “Class A Units” has the meaning given such term in Section 3.01.
     “Class B Member” means a Member that holds Class B Units.
     “Class B Units” has the meaning given such term in Section 3.01.
     “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time.

     “Commission” means the Securities and Exchange Commission.
     “Common Units” has the meaning given such term in the Partnership Agreement.
     “Company” has the meaning given such term in the introductory paragraph.
     “Conflicts Committee” means a committee of the Board, appointed as and for the purposes provided for in Section 9.11(d), composed entirely of one or more directors, each of whom (i) is not a security holder, officer or employee of the Company, (ii) is not an officer, director or employee of any Affiliate of the Company, (iii) is not a holder of any ownership interest in the Partnership Group other than Common Units and (iv) is an Independent Director.
     “Contribution Agreement” means that certain Contribution and Sale Agreement dated as of August 24, 2007 by and among the Company, the Partnership, AIM Oxford, C&T Coal, CCU, TTU and the other parties thereto.
     “Day” means a calendar day; provided, however, that, if any period referred to in this Agreement shall end on a Day that is not a Business Day, then the expiration of such period shall be automatically extended until the end of the next succeeding Business Day.
     “Delaware Certificate” has the meaning given such term in the Recitals.
     “Depreciation” means, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such fiscal year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such fiscal year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such fiscal year or other period bears to such beginning adjusted tax basis; provided, however, that, if the federal income tax depreciation, amortization, or other cost recovery deduction for such fiscal year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Tax Matters Officer.
     “Director” or “Directors” has the meaning given such term in Section 9.02.
     “Dissolution Event” has the meaning given such term in Section 15.01(a).
     “Effective Time” has the meaning given such term in the introductory paragraph.
     “Effective Time Exhibit A” means the Exhibit A which is attached hereto, as modified as of the Effective Time as provided in the footnotes set forth thereon.
     “Encumber,” “Encumbering,” or “Encumbrance” means the creation of a security interest, lien, pledge, mortgage or other encumbrance, whether such encumbrance be voluntary, involuntary or by operation of Applicable Law.
     “Executive” has the meaning given such term in the introductory paragraph.

     “Executive Employment Agreement” means that certain Employment Agreement by and between the Company and the Executive in effect as of the Effective Time and as thereafter amended and/or restated from time to time.
     “First Restated Agreement” has the meaning given such term in the Recitals.
     “GAAP” means United States generally accepted accounting principles.
     “Governmental” or “Governmental Authority” means any federal, state or local court or governmental or regulatory agency or authority or any arbitration board, tribunal or mediator having jurisdiction over the Company or its assets or Members.
     “Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for Federal income tax purposes, except as follows:
     (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of the asset, as determined by the contributing Member and the Board, in a manner that is consistent with Section 7701(g) of the Code;
     (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Board, in a manner that is consistent with Section 7701(g) of the Code, as of the following times: (A) the acquisition of an additional Membership Interest by any new or existing Member in exchange for more than a de minimis Capital Contribution or for the provision of services; (B) the distribution by the Company to a Member of more than a de minimis amount of property other than money as consideration for a Membership Interest; and (C) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to subclauses (A) and (B) above shall be made only if the Tax Matters Officer reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;
     (iii) The Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value (taking Section 7701(g) of the Code into account) of such asset on the date of distribution; and
     (iv) The Gross Asset Values of all Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) of the Code or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and the definition of Capital Account herein; provided, however, that Gross Asset Values shall not be adjusted pursuant to this clause (iv) to the extent the Tax Matters Officer determines that an adjustment pursuant to the foregoing clause (ii) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (iv).
     If the Gross Asset Value of an asset has been determined or adjusted pursuant to the foregoing clause (i), (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the

Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.
     “Group Member” has the meaning given such term in the Partnership Agreement.
     “Indemnitee” means (i) any Person who is or was an Affiliate of the Company, (ii) any Person who is or was a member, partner, officer, director, employee, agent or trustee of the Company or any Affiliate of the Company and (iii) any Person who is or was serving at the request of the Company or any Affiliate of the Company as an officer, director, employee, member, partner, agent, fiduciary or trustee of another Person; provided, however, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services; provided, further, however, that, solely for purposes of clause (i) of this definition, the definition of Affiliate shall not include any member of the Partnership Group.
     “Independent Director” means a Director who meets the independence standards required of directors who serve on an audit committee of a board of directors established by the Securities Exchange Act and the rules and regulations of the Commission thereunder and, if applicable, by the principal National Securities Exchange on which the securities of the Partnership are listed.
     “Investors’ Rights Agreement” means that certain Investors’ Rights Agreement dated as of August 24, 2007 among the Partnership, the Company, AIM Oxford, C&T Coal, CCU and TTU.
     “Limited Partner” and “Limited Partners” have the meanings given such terms in the Partnership Agreement.
     “Majority Interest” means greater than 50% of the outstanding Class A Units.
     “Member” means any Person executing this Agreement as of the date of this Agreement as a member of the Company or hereafter admitted to the Company as a member as provided in this Agreement, but such term does not include any Person who has ceased to be a member of the Company.
     “Membership Interest” means, with respect to any Member and constituting that Member’s limited liability company interest as defined in the Act, (i) that Member’s status as a Member and as a holder of the applicable class of Units; (ii) that Member’s share of the income, gain, loss, deduction and credits of, and the right to receive distributions from, the Company as a holder of the applicable class of Units; (iii) all other rights, benefits and privileges enjoyed by that Member (under the Act, this Agreement or otherwise) in its capacity as a Member holding the applicable class of Units; and (iv) all obligations, duties and liabilities imposed on that Member (under the Act, this Agreement or otherwise) in its capacity as a Member holding the applicable class of Units, including any obligations to make Capital Contributions.
     “National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor thereto.
     “Notices” has the meaning given such term in Section 16.02.

     “Operating Company” means Oxford Mining Company, LLC, an Ohio limited liability company.
     “Original Filing Date” has the meaning given such term in the Recitals.
     “Ownership Percentage” means, with respect to a Member, the percentage ownership of the Company of such Member equal to a percentage obtained by dividing (i) the number of Units owned by such Member by (ii) the total number of outstanding Units owned by all Members.
     “Partner” has the meaning given such term in the Partnership Agreement.
     “Partnership” has the meaning given such term in the Recitals.
     “Partnership Agreement” means the Third Amended and Restated Agreement of Limited Partnership of the Partnership in effect as of the Effective Time and as thereafter amended and/or restated from time, or any successor agreement thereto.
     “Partnership Group” has the meaning given such term in the Partnership Agreement.
     “Partnership IPO” has the meaning given such term in the Recitals.
     “Person” means any individual, firm, partnership, corporation, limited liability company, association, joint-stock company, unincorporated organization, joint venture, trust, court, governmental agency or political subdivision thereof, or other entity.
     “Profits” and “Losses” means, for each fiscal year or other period, an amount equal to the Company’s taxable income or loss for such fiscal year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:
     (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;
     (ii) Any expenditures of the Company described in Section 705(a)(2)(B) of the Code and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;
     (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to clause (ii) or (iv) of the definition of Gross Asset Value herein, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;
     (iv) Gain or loss resulting from any disposition of property (other than money) with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

     (v) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with the definition of Depreciation herein; and
     (vi) Notwithstanding any other provision of this definition of “Profits” and “Losses,” any items which are specially allocated pursuant to Section 8.03(d) and Section 8.03(e) shall not be taken into account in computing Profits or Losses.
     “Proper Officer” or “Proper Officers” means those officers authorized by the Board to act on behalf of the Company.
     “Quarter” means, unless the context requires otherwise, a fiscal quarter of the Company.
     “Subsidiary” means, with respect to any Person, (i) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (ii) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (iii) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (A) at least a majority ownership interest or (B) the power to elect or direct the election of a majority of the directors or other governing body of such Person.
     “Tax Matters Officer” has the meaning given such term in Section 13.03(a).
     “Term” has the meaning given such term in Section 2.06.
     “Transfer” (and related words) means, with respect to any Units, a sale, assignment, transfer, conveyance, gift, exchange or other transfer thereof, whether such transfer be voluntary, involuntary or by operation of Applicable Law.
     “Transferee” means a person who has received Units by means of a Transfer.
     “Transferor” has the meaning given such term in Section 4.02(b)(ii).
     “Treasury Regulations” means the regulations (including temporary regulations) promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar or substitute, temporary or final Treasury Regulations.
     “TTU” means Thomas T. Ungurean.

     “TTU Employment Agreement” means that certain Employment Agreement by and between the Company and TTU in effect as of the Effective Time and as thereafter amended and/or restated from time to time.
     “Units” has the meaning given such term in Section 3.01.
     “Withdraw,” “Withdrawing” or “Withdrawal” means the withdrawal, resignation or retirement of a Member from the Company as a Member. Such terms shall not include any Transfers of Membership Interests (which are governed by Article IV), even though the Member making a Transfer may cease to be a Member as a result of such Transfer.
     Section 1.02 Construction.
     Whenever the context requires, (a) the gender of all words used in this Agreement includes the masculine, feminine and neuter, (b) the singular forms of nouns, pronouns and verbs includes the plural and vice versa, (c) all references to Articles and Sections refer to articles and sections in this Agreement, each of which is made a part for all purposes, and (d) the term “include” or “includes” means includes without limitation, and “including” means including without limitation.
ARTICLE II.
ORGANIZATION
     Section 2.01 Formation.
     AIM Oxford formed the Company as a Delaware limited liability company by the filing of the Delaware Certificate, dated as of the Original Filing Date, with the Secretary of State of the State of Delaware pursuant to the Act.
     Section 2.02 Name.
     The name of the Company is “Oxford Resources GP, LLC” and all business of the Company must be conducted in that name or such other names that comply with Applicable Law as the Board may select.
     Section 2.03 Registered Office; Registered Agent; Principal Office.
     The name of the Company’s registered agent for service of process is The Corporation Trust Company, and the address of the Company’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The principal place of business of the Company shall be located at 41 South High Street, Suite 3450, Columbus, Ohio 43215-6150. Subject to Applicable Law, the Board may change the Company’s registered agent or the location of the Company’s registered office or principal place of business as the Board may from time to time determine.
     Section 2.04 Purposes.
          (a) The purposes of the Company shall be to (i) act as the general partner of the Partnership (and acquire, hold and dispose of partnership interests and related rights in the Partnership) and only undertake activities that are ancillary or related thereto, (ii) provide services to the Partnership and the Operating Company and (iii) in connection with acting in such capacity and providing such services, carry on any lawful business or activity permitted by the Act.
          (b) Subject to the limitations expressly set forth in this Agreement, the Company shall have the power and authority to do any and all acts and things deemed necessary or desirable by the Board to further the Company’s purposes and carry on its business, including the following:
     (i) acting as the general partner of the Partnership;
     (ii) entering into any kind of activity and performing contracts of any kind necessary or desirable for the accomplishment of its business (including the business of the Partnership and the Operating Company);
     (iii) acquiring any property, real or personal, in fee or under lease or license, or any rights therein or appurtenant thereto, necessary or desirable for the accomplishment of its purposes;
     (iv) borrowing money and issuing evidences of indebtedness and securing any such indebtedness by mortgage or pledge of, or other lien on, the assets of the Company;
     (v) entering into any such instruments and agreements as the Board may deem necessary or desirable for the ownership, management, operation, leasing and sale of the Company’s property; and
     (vi) negotiating and concluding agreements for the sale, exchange or other disposition of all or substantially all of the properties of the Company, or for the refinancing of any loan or payment obtained by the Company.
     The Members hereby specifically consent to and approve the execution and delivery by the Proper Officers on behalf of the Company of all loan agreements, notes, security agreements or other documents or instruments, if any, as required by any lender providing funds to the Company and ancillary documents contemplated thereby.
     Section 2.05 Foreign Qualification.
     Prior to the Company’s conducting business in any jurisdiction other than the State of Delaware, the Proper Officers shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of such officers, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Proper Officers, the Members shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue, and, if applicable, terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business or in which it has ceased to conduct business.
     Section 2.06 Term.
     The period of existence of the Company (the “Term”) commenced on the Original Filing Date and shall end at such time as a certificate of cancellation is filed with the Secretary of State of the State of Delaware in accordance with Section 15.04.
     Section 2.07 No State Law Partnership.
     The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, for any purposes other than federal and state income tax purposes, and this Agreement shall not be construed to suggest otherwise.
ARTICLE III.
MEMBERSHIP INTERESTS; UNITS
     Section 3.01 Membership Interests; Additional Members.
          (a) All Membership Interests in the Company shall be represented by units (“Units”), which shall include “Class A Units” and “Class B Units.” The Effective Time Exhibit A reflects the Members’ ownership of the Units as of the Effective Time. Effective as of the Effective Time, the Executive is hereby admitted as a Member and shall own the number of Class B Units set forth opposite his name on the Effective Time Exhibit A, subject to the vesting and forfeiture provisions set forth in Exhibit B. Exhibit B reflects the additional terms and conditions of this Agreement that are applicable to the Class A Units and the Class B Units, as the case may be. Additional Persons may be admitted to the Company as Members, and the Company may issue Units to such Persons, on such terms and conditions as the Board determines at the time of admission. The terms of admission or issuance must specify the number and class of Units to be issued to a new Member and the consideration for such issuance and may provide for the creation of different classes or groups of Members having such rights, powers, and duties as the Board shall determine. Upon the recommendation of the Board, and subject to the approval of Members holding a Majority Interest, there may be created and the Board may reflect in an amendment to this Agreement the creation of any new class or group of Units with such rights, powers, and duties as the Board shall determine. Any such admission shall be effective only after such new Member has executed and delivered to the Members and the Company an instrument containing the notice address of the new Member and the new Member’s agreement to be bound by this Agreement.
          (b) Each Class A Member shall have the right to one vote for each Class A Unit held by such Member as to all matters submitted to a vote of the Members.
          (c) Except as specifically and unconditionally required by Applicable Law, pursuant to Section 18-302 of the Act, the Members agree that the Class B Units shall have no voting rights and the Class B Members shall have no right to vote the Class B Units.

          (d) The Members intend that each Class B Unit shall constitute a “profits interest” for U.S. federal income tax purposes as of the date of issuance of such Class B Unit, within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343 and Rev. Proc. 2001-43, 2001-2 C.B. 191.
     Section 3.02 Liability; Rights, Duties and Obligations
          (a) Except as required by the Act, no Member shall be liable for the debts, obligations or liabilities of the Company solely by reason of being a member of the Company.
          (b) The Company and the Members agree that the rights, duties and obligations of the Members in their capacity as members of the Company are only as set forth in this Agreement and, except to the extent this Agreement provides otherwise, under the Act. Furthermore, to the fullest extent permitted by law, the Members agree that the existence of any rights of a Member, or the exercise or forbearance from exercise of any such rights, shall not create any duties or obligations of the Members in their capacities as members of the Company, nor shall such rights be construed to enlarge or otherwise alter in any manner the duties and obligations of the Members.
          (c) In addition to the powers and authorities expressly conferred on the Board by this Agreement, the Board may exercise all such powers of the Company and do all such acts and things as are not restricted by this Agreement, the Act or Applicable Law.
     Section 3.03 Withdrawal.
     A Member does not have the right or power to Withdraw.
ARTICLE IV.
TRANSFER OF UNITS
     Section 4.01 General.
     A Member may not Transfer all or any portion of its Units unless such Transfer complies with (a) the provisions of this Article IV and (b) the applicable terms and conditions of Exhibit B (which terms and conditions are incorporated into this Article IV by reference for all purposes).
     Section 4.02 Requirements Applicable to All Transfers and Admissions.
     In addition to the other terms and conditions of this Article IV, any Transfer of Units and any admission of a Transferee as a Member shall be subject to the following requirements, and such Transfer (and admission, if applicable) shall not be effective unless such requirements are complied with; provided, however, that the Board, in its sole and absolute discretion, may waive any of the following requirements (other than the requirements of Section 4.02(b)):
          (a) [Intentionally Omitted];

          (b) Transfer Documents. The following documents must be delivered to the Board and must be satisfactory, in form and substance, to the Board:
     (i) Transfer Instrument. A copy of the instrument pursuant to which the Transfer is effected.
     (ii) Ratification of this Agreement. With respect to any Transfer, an instrument, executed by the Member making the Transfer (a “Transferor”) and its Transferee, containing the following information and agreements, to the extent they are not contained in the instrument described in Section 4.02(b)(i): (A) the notice address of the Transferee; (B) the total number and the class of Units owned by the Transferee and the Transferor after the Transfer (which together must be the same as the total number and the class of Units owned by the Transferor before the Transfer); (C) the Transferee’s agreement to be bound by this Agreement; and (D) representations and warranties by the Transferor and its Transferee (1) that the Transfer and admission is being made in accordance with Applicable Laws, and (2) that the matters set forth in Section 4.02(b)(i) and this Section 4.02(b)(ii) are true and correct.
     (iii) Opinions. With respect to any Transfer, such opinions of counsel regarding tax and securities law matters as the Board, in its reasonable discretion, may require.
          (c) Payment of Expenses. The Transferor and its Transferee shall pay, or reimburse the Company for, all reasonable costs and expenses incurred by the Company in connection with the Transfer and the admission of the Transferee as a Member, including the legal fees, if any, incurred in connection with the legal opinions referred to in Section 4.02(b)(iii); and
          (d) No Release. No Transfer of Units shall effect a release of the Transferor from any liabilities of the Transferor to the Company or the other Members arising from events occurring prior to the Transfer.
     Section 4.03 Assignees.
     Unless admitted as a Member, no Transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in this Section 4.03. An Assignee shall be entitled to all the rights of an assignee of a Member’s Membership Interest under the Act, including the right to receive distributions from the Company and the share of Profits and Losses attributable to the Units Transferred to such Assignee, and the right to Transfer the Units as provided in this Article IV, but shall not be deemed to be a holder of Units for any other purpose under this Agreement and shall not be entitled to vote or consent with respect to such Units on any matter presented to the Members for approval (such power and right to so vote and consent, if any, remaining with the Transferor). In the event any Assignee desires to further Transfer any Units, such Assignee shall be subject to all the provisions of this Article IV to the same extent and in the same manner as any Member desiring to make a Transfer of Units.

     Section 4.04 Restrictions on Hypothecation.
     A Member may pledge its Class A Units to a third party lender with the consent of the Board, which will be provided within ten Business Days from such time as the Board has received a written request therefor so long as the Member requesting the consent has provided to the Company documentation satisfactory to the Board that the proposed lender has agreed to notify the Company of any default that may result in the lender becoming the owner of, or selling or otherwise disposing of, such Class A Units and has further agreed to allow the Company to purchase the Class A Units for an amount not to exceed the amount equal to the lesser of (a) the fair market value of the pledged Class A Units and (b) the indebtedness secured by such lender’s lien on the pledged Class A Units. In the event the Company exercises its right hereunder to purchase the Class A Units from the lender upon a default by the Member, such member shall lose any right it may have to designate directors, if applicable. A Member may not pledge its Class B Units. Notwithstanding the foregoing, the Members are permitted to pledge their Units to the lenders under any credit facilities of the Partnership and any renewals, refinancings or replacements thereof.
     Section 4.05 [Intentionally Omitted].
     Section 4.06 General Provisions Relating to Transfer of Units.
          (a) No Member may withdraw from the Company, other than as a result of a Transfer of all of such Member’s Units in accordance with this Article IV with respect to which the Transferee becomes a Member in place of the Transferor. Except as otherwise provided in this Agreement, any Member who Transfers all of the Units held by such Member in a Transfer permitted pursuant to this Article IV where the Transferee (i) is the Company or (ii) is admitted as a Member shall automatically cease to be a Member as of the date of consummation of such Transfer.
          (b) All distributions and allocations with respect to which the record date is before the effective date of any Transfer shall be made to the Transferor, and all distributions and allocations thereafter shall be made to the Transferee.
          (c) In addition to any other restrictions on Transfer contained herein, in no event may any Transfer or assignment of Units by any Member be made (i) to any Person who lacks the legal right, power or capacity to own Units or (ii) in violation of Applicable Law.
ARTICLE V.
[INTENTIONALLY OMITTED]

ARTICLE VI.
ISSUANCE OF UNITS; CERTIFICATES
     Section 6.01 Issuance of Additional Units.
          (a) In order to raise capital or acquire assets, to redeem or retire any Company debt or for any other proper purpose consistent with the purposes of the Company, the Company may from time to time issue Units to Members or any other Persons (and, in connection with the issuance thereof, may accept additional contributions from such Persons and admit any such Persons to the Company as Members), in each case without the approval of the Members. There shall be no limit on the number of Units that may be so issued. The Board shall have full and absolute discretion in determining in good faith the consideration therefor and the other terms and conditions with respect thereto. In connection with any such issuance, the Board shall do all other things it shall determine are necessary or appropriate, including the filing of any certificates or other documents with any federal, state or other governmental agency. The admission of any Person as a Member upon the issuance of Units pursuant to this Section 6.01 shall be effective only after the new Member has executed and delivered to the Board a document, in form and substance satisfactory to the Board, that (i) sets forth the notice address of such new Member and (ii) includes an agreement on the part of such new Member to be bound by the provisions of this Agreement. The Board shall have the power to amend this Agreement as necessary to reflect the issuance of Units, and such an amendment need be executed only by a Proper Officer.
     Section 6.02 Certificates.Every holder of Units shall be entitled to have a certificate evidencing the number of Units owned by such holder signed by or in the name of the Company by the President; provided, however, that the Units may be certificated or uncertificated as provided in the Act.
          (a) In case any Person who has signed a certificate shall have ceased to be the President before such certificate is issued, such certificate may be issued by the Company with the same effect as if such Person continued to serve in such capacity at the date of issuance.
          (b) The Company may issue a new certificate, or deliver other evidence of the issuance of uncertificated Units, in place of any certificate theretofore issued by it which is alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the Person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require that the owner of such lost, stolen or destroyed certificate or certificates, or its legal representative, give the Company a bond sufficient to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
          (c) Each certificate evidencing Units shall bear a legend to the following effect:
THESE SECURITIES ARE SUBJECT TO THE TERMS, CONDITIONS AND RESTRICTIONS ON TRANSFER SET FORTH IN (A) THE COMPANY’S LIMITED LIABILITY COMPANY AGREEMENT, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, AND (B) THE INVESTORS’ RIGHTS AGREEMENT, DATED AUGUST 24, 2007, AS THE SAME MAY BE AMENDED FROM TIME TO TIME. A COPY OF EACH SUCH AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THE UNITS EVIDENCED BY THIS CERTIFICATE WITHOUT CHARGE UPON

WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.
     Section 6.03 Transfers.
     Units shall be Transferable in the manner prescribed by law and in accordance with and subject to the provisions of Article IV. Transfers of Units shall be made on the books of the Company only by the Person named in the certificate or other evidence of the issuance of uncertificated Units or by its attorney lawfully constituted in writing and upon the surrender of the certificate therefor (if any), which shall be canceled before a new certificate shall be issued or other evidence of the issuance of uncertificated Units shall be delivered.
     Section 6.04 Record Holders.
     Except as otherwise required by Applicable Law, the Company shall be entitled to recognize the exclusive right of the Person registered on its books as the owner of Units to receive distributions in respect of such Units and to vote as the owner thereof, and shall not be bound to recognize any equitable or other claim to or interest in such Units on the part of any other Person, whether or not the Company shall have notice thereof.
ARTICLE VII.
CAPITAL CONTRIBUTIONS
     Section 7.01 Prior Capital Contributions.
     The parties hereto agree that, as of the Effective Time, the respective capital contributions of the Members with respect to their Class A Units, if any, and the number of Units owned by each Member are as set forth on Exhibit A. As of the Effective time, the Members have not made any capital contributions with respect to any Class B Units.
     Section 7.02 Additional Contributions.
     No Member shall be obligated to make any additional capital contributions to the Company.
     Section 7.03 Loans.
     If the Company does not have sufficient cash to pay its obligations, any one or more of the Members that may agree to do so with the consent of the Board may advance all or part of the needed funds to or on behalf of the Company. An advance described in this Section 7.03 shall constitute a loan from the Member to the Company, shall bear interest at a lawful rate determined by the Board from the date of the advance until the date of repayment, and shall not be a Capital Contribution.
     Section 7.04 Return of Contributions.
     Except as expressly provided in this Agreement or by Applicable Law, no Member is entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions. An unrepaid Capital Contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member’s Capital Contributions.
     Section 7.05 Capital Accounts.
     An individual Capital Account shall be established and maintained for each Member. A Member that has more than one class or series of Units shall have a single Capital Account that reflects all such classes or series of Units, regardless of the classes or series of Units owned by such Member and regardless of the time or manner in which such Units were acquired. Upon the Transfer of all or a portion of a Membership Interest, the Capital Account of the Transferor that is attributable to such Membership Interest shall carry over to the Assignee in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(l).
     Section 7.06 Effect of Transfer of a Unit.
     In the event that any Unit is Transferred in accordance with the terms of this Agreement, the Transferee shall succeed to the Capital Account of the Transferor to the extent such Capital Account relates to the transferred Unit.
     Section 7.07 Compliance with Certain Tax Provisions.
     The foregoing provisions of this Article VII relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations.
ARTICLE VIII.
DISTRIBUTIONS AND ALLOCATIONS
     Section 8.01 Distributions.
     (a) Generally, except as otherwise provided in Section 8.02, within 50 days following the end of each Quarter, an amount equal to 100% of Available Cash with respect to such Quarter shall be distributed in accordance with this Article VIII to all Members simultaneously, pro rata in accordance with each Member’s respective Ownership Percentage (at the time the amounts of such distributions are determined).
     (b) Tax Distributions and Definitions. Notwithstanding Section 8.01(a), the Company will make quarterly tax distributions, to the extent that sufficient funds are available, to each Member in accordance with this Section 8.01(b). Not later than ten Business Days prior to March 15th, June 15th, September 15th and December 15th of each calendar year, the Company will make a cash distribution to each Member, in an amount equal to such Member’s Assumed Tax Liability; provided, however, that, if the Board determines that the Company does not have sufficient funds to make the foregoing payments in full, the amount that is available will be distributed to the Members in the same proportion as if the full amount were available. Any distribution made to a Member pursuant to this Section 8.01(b) shall, for purposes of applying Section 8.01(a) and Section 15.02(a)(iv)(B), be treated as having been made pursuant to Section

8.01(a) or Section 15.02(a)(iv)(B), as applicable, and to the extent distributions to a Member pursuant to this Section 8.01(b) cause a Member to receive distributions in excess of what such Member would have otherwise received pursuant to Section 8.01(a), such excess will be treated as an advance of, and shall reduce, the next distribution(s) that such Member would otherwise be entitled to receive pursuant to Section 8.01(a) or, if necessary, Section 15.02(a)(iv)(B).
     Section 8.02 Distributions on Dissolution and Winding Up.Upon the dissolution and winding up of the Company, after adjusting the Capital Accounts for all distributions made under Section 8.01 for any period immediately preceding the dissolution and winding up of the Company and all allocations under this Article VIII, all available proceeds distributable to the Members as determined under Section 15.02 shall be distributed to the Members in amounts equal to the Members’ positive Capital Account balances.
     Section 8.03 AllocationsSubject to the allocation rules of Sections 8.03(d) and 8.03(e), Profits and Losses of the Company for any fiscal year shall be allocated as follows:
          (a) Profits for any fiscal year shall be allocated in the following order of priority:
     (i) First, to all Members, in proportion to the deficit balances (if any) in their Capital Accounts, in an amount necessary to eliminate any deficits in the Members’ Capital Accounts and restore such Capital Account balances to zero;
     (ii) Second, to the Members in proportion to the Losses allocated to them pursuant to Section 8.03(b)(ii), until the Profits allocated pursuant to this Section 8.03(a)(ii) equal the Losses allocated pursuant to Section 8.03(b)(ii);
     (iii) Third, to the Members, until each Member has been allocated an amount equal to the amount distributed to such Member pursuant to Section 8.01 in the current and in all previous fiscal years in excess of amounts previously allocated to such Members pursuant to this Section 8.03(a)(iii), in proportion to the aggregate maximum amount that could be so distributed to each such Member; and
     (iv) Thereafter, to the Members in proportion to their respective Ownership Percentages.
          (b) Losses for any fiscal year shall be allocated in the following order of priority:
     (i) First, to the Members in proportion to their respective Ownership Percentages until the Capital Account balance of any of the Members has been reduced to zero;
     (ii) Second, to the Members that have remaining positive Capital Account balances in proportion to their Capital Account balances, until the Capital Account balances of all of the Members have been reduced to zero; and

     (iii) Thereafter, to the Members in proportion to their respective Ownership Percentages.
          (c) [Intentionally Omitted].
          (d) The following special allocations shall be made in the following order:
     (i) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to restore, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided, that an allocation pursuant to this Section 8.03(d)(i) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article VIII have been tentatively made as if this Section 8.03(d)(i) was not in this Agreement.
     (ii) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Company fiscal year which is in excess of the sum of (x) the amount such Member is obligated to restore pursuant to any provision of this Agreement and (y) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided, that an allocation pursuant to this Section 8.03(d)(ii) shall be made only if and to the extent that such Member would have a deficit Capital Account balance in excess of such sum after all other allocations provided for in this Article VIII have been made as if Section 8.03(d)(i) and this Section 8.03(d)(ii) were not in this Agreement.
     (iii) Section 754 Adjustments. To the extent an adjustment of the adjusted tax basis of any Company asset pursuant to Section 734(b) of the Code or Section 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Treasury Regulations.
          (e) In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members to take account of any variation between the adjusted basis of such property to the

Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of same under this Agreement). In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Section 704(c) of the Code and the Treasury Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Tax Matters Officer in any manner that reasonably reflects the purpose and intention of this Agreement, provided, that the Company shall use the remedial allocation method set forth in Treasury Regulations Section 1.704-3(d). Allocations pursuant to this Section 8.03(e) are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.
     Section 8.04 Varying Interests.
     All items of income, gain, loss, deduction or credit to be allocated, and all distributions to be made, in each case pursuant to this Article VIII, shall be so allocated or made, as the case may be, to the Persons shown on the records of the Company to have been Members as of the last calendar day of the period for which the allocation or distribution is to be made. Notwithstanding the foregoing, if during any taxable year there is a change in any Member’s Ownership Percentage, the Members agree that their allocable shares of such items for the taxable year shall be determined by any method determined by the Board to be permissible under Section 706 of the Code and the related Treasury Regulations to take account of the Members’ varying Ownership Percentages.
     Section 8.05 Withheld Taxes.
     All amounts withheld pursuant to the Code or any provision of any other federal, state or local tax law with respect to any payment, distribution or allocation to the Company or the Members shall be treated as amounts distributed to the Members pursuant to this Article VIII for all purposes of this Agreement. The Board is authorized to withhold from distributions, or with respect to allocations, to the Members and to pay over to any federal, state or local government any amounts required to be so withheld pursuant to the Code or any provision of any other federal, state or local law and shall allocate such amounts to those Members with respect to which such amounts were withheld.
     Section 8.06 Limitations on Distributions.
     Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or other Applicable Law.

ARTICLE IX.
MANAGEMENT
     Section 9.01 Management by Board of Directors and Executive Officers.
     The business and affairs of the Company shall be fully vested in, and managed by, a Board of Directors (the “Board”) and any executive officers elected pursuant to this Article IX. The Directors and executive officers shall collectively constitute “managers” of the Company within the meaning of the Act. Except as otherwise specifically provided in this Agreement, the authority and functions of the Board, on the one hand, and the executive officers, on the other hand, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the General Corporation Law of the State of Delaware. The executive officers shall be vested with such powers and duties as are set forth in this Article IX and as are specified by the Board. Accordingly, except as otherwise specifically provided in this Agreement, the business and affairs of the Company shall be managed under the direction of the Board, and the day-to-day activities of the Company shall be conducted on the Company’s behalf by the executive officers, who shall be agents of the Company. The Members in their capacity as Members shall not have any power or authority to manage the business or affairs of the Company or to bind the Company or enter into agreements on behalf of the Company.
     Section 9.02 Number; Qualification; Tenure.
     The number of directors constituting the Board shall be between three and nine (each a “Director” and, collectively, the “Directors”), unless otherwise fixed from time to time pursuant to a resolution adopted by Members holding a Majority Interest. A Director need not be a Member. The Directors shall be elected annually by a plurality vote of the Class A Members and each such Director shall hold office until his successor shall have been elected and qualified, or until the earlier death, resignation or removal of such Director.
     As of the Effective Time, the Board shall consist of six members, and shall include Brian D. Barlow, Matthew P. Carbone, Peter B. Lilly, George E. McCown, Gerald A. Tywoniuk and Charles C. Ungurean.
     Section 9.03 Chairman of the Board.
     The Board shall have a Chairman of the Board who shall be chosen from among the Directors. The Chairman of the Board shall be elected annually by a plurality vote of the Class A Members and shall hold office as Chairman of the Board until his successor shall have been elected and qualified, or until his earlier death, resignation or removal. The Chairman of the Board shall preside at all meetings of the Members and the Board. The Chairman of the Board shall be responsible for the general oversight of the affairs of the Company and shall perform all duties incidental to such position which may be required by law and all such other duties as are properly required of him by the Board. He shall make reports to the Board and the Members and shall see that all orders and resolutions of the Board and of any committee thereof are carried into effect. The Directors also may elect a Vice Chairman to act in the place of the Chairman of the Board upon his absence or inability to act.

     As of the Effective Time, the Chairman of the Board shall be George E. McCown.
     Section 9.04 Regular Meetings.
     The Board shall meet at least quarterly, and a regular meeting of the Board shall be held without notice immediately after, and at the same place as, the annual meeting of the Members referred to in Section 11.01. The Board may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.
     Section 9.05 Special Meetings.
     A special meeting of the Board may be called at any time at the request of any Director.
     Section 9.06 Notice.
     Except as provided in Section 9.04, written notice of all regular meetings of the Board must be given to all Directors at least 10 Days prior to the regular meeting of the Board and one Business Day prior to any special meeting of the Board. All notices and other communications to be given to Directors shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service or three Days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, delivered by electronic mail or when received in the form of a facsimile, and shall be directed to the address or facsimile number as such Director shall designate by notice to the Company. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the Directors are present or if those not present waive notice of the meeting either before or after such meeting.
     Section 9.07 Action by Consent of Board.
     Except as otherwise required by Applicable Law, all decisions of the Board shall require the affirmative vote of a majority of the Directors present at a meeting at which a quorum, as described in Section 9.09, is present. To the extent permitted by Applicable Law, the Board may act without a meeting so long as all Directors shall have executed a written consent with respect to any Board action taken in lieu of a meeting.
     Section 9.08 Conference Telephone Meetings.
     Directors or members of any committee of the Board may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.
     Section 9.09 Quorum.
     A majority of Directors, present in person or participating in accordance with Section 9.08, shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the Directors present in person or participating in accordance with Section 9.08 may adjourn the meeting from time to time without further notice. The Directors so present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.
     Section 9.10 Vacancies; Increases in the Number of Directors.
     Unless otherwise provided in this Agreement, vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by the vote of a majority of the Directors then in office, although less than a quorum, or a sole remaining Director; and any Director so chosen shall hold office until the next annual election and until his successor shall be duly elected and shall qualify, unless sooner displaced.
     Section 9.11 Committees.
          (a) At any time and from time to time, the Board may establish one or more committees of the Board and may delegate some or all of its responsibilities to such committees.
          (b) In connection with the Partnership IPO, the Board has established an Audit Committee. Additionally, (i) the Board has established for such Audit Committee a written Audit Committee Charter in accordance with the rules of the New York Stock Exchange and (ii) the Audit Committee is constituted in compliance with the requirements established by the Securities Exchange Act and the rules and regulations of the Commission thereunder and by the New York Stock Exchange.
          (c) In connection with the Partnership IPO, the Board has established a Compensation Committee. Additionally, the Board has established for such Compensation Committee a written Compensation Committee Charter.
          (d) In addition to any other committees, the Board may appoint from time to time one or more Conflicts Committees. At the request of the Board, a Conflicts Committee may review, and approve or disapprove, transactions in which a potential conflict of interest exists or arises between the Company or any of its Affiliates, on the one hand, and the Partnership, any Group Member, any Partner or any Assignee (as defined in the Partnership Agreement), on the other hand, all in accordance with the applicable provisions of the Partnership Agreement.
          (e) A majority of any committee may determine its action and fix the time and place of its meetings unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 9.06. The Board shall have the power at any time to fill vacancies in, or to change the membership of, any committee, or to dissolve any committee.
     Section 9.12 Removal.
     Any Director (including the Chairman of the Board) or the entire Board may be removed, with or without cause, by Members holding a Majority Interest.

ARTICLE X.
OFFICERS
     Section 10.01 Elected Officers.
     The officers of the Company shall serve at the pleasure of the Board. The officers shall have the authority and duties delegated to each of them, respectively, by the Board from time to time. The elected officers of the Company shall be a Chief Executive Officer, a Chief Operating Officer, a President, one or more Vice Presidents (including, without limitation, one or more Executive Vice Presidents, Senior Vice Presidents and/or Vice Presidents), a Treasurer, a Secretary and/or such other officers as the Board from time to time may deem proper. Any Person may hold any number of offices at the same time. All officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article X. The Board or any committee thereof may from time to time elect such other officers (including one or more Controllers, Assistant Treasurers and/or Assistant Secretaries) as may be necessary or desirable for the conduct of the business of the Company. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in this Agreement or as may be prescribed by the Board or such committee, as the case may be.
     Section 10.02 Election and Term of Office.
     The officers of the Company shall be elected annually by the Board at the regular meeting of the Board held after the annual meeting of the Members referred to in Section 11.01. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until such Person’s successor shall have been duly elected and shall have qualified or until such Person’s death or until he shall resign or be removed pursuant to Section 10.08.
     Section 10.03 Chief Executive Officer; Chief Operating Officer.
          (a) The Chief Executive Officer (if any), subject to the control of the Board, shall be responsible for the administration and operation of the Company’s business and general supervision of its policies and affairs. The Chief Executive Officer, if he is also a Director, shall, in the absence of or because of the inability to act of the Chairman of the Board (and of the Vice Chairman as well if there be one) perform all duties of the Chairman of the Board and preside at all meetings of the Members and the Board.
          (b) The Chief Operating Officer (if any) shall have such powers and shall perform such duties as shall be assigned to him from time to time by the Board.
     Section 10.04 President.
     The President, if and while there is no Chief Executive Officer, shall have such powers and shall perform such duties as are provided for herein for the Chief Executive Officer, and otherwise shall have such powers and shall perform such duties as shall be assigned to him from time to time by the Board. If the Board so determines, the President may also be elected as the Chief Executive Officer or the Chief Operating Officer.

     Section 10.05 Vice Presidents.
     Each Executive Vice President, Senior Vice President and Vice President shall have such powers and shall perform such duties as shall be assigned to him from time to time by the Board. If the Board so determines, any such Vice President may also be elected as the Chief Operating Officer.
     Section 10.06 Treasurer; Assistant Treasurers.
          (a) The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Company to be deposited in such banks as may be authorized by the Board, or in such banks as may be designated as depositories in the manner provided by resolution of the Board. The Treasurer shall, in general, perform all duties incident to the office of the Treasurer and shall have such further powers and duties and shall be subject to such directions as may be granted or imposed from time to time by the Board.
          (b) Assistant Treasurers shall have such of the authority and perform such of the duties of the Treasurer as may be provided in this Agreement or assigned to them by the Board or the Treasurer. Assistant Treasurers shall assist the Treasurer in the performance of the duties assigned to the Treasurer, and in assisting the Treasurer each Assistant Treasurer shall for such purpose have the powers of the Treasurer. During the Treasurer’s absence or inability, the Treasurer’s authority and duties shall be possessed by such Assistant Treasurer or Assistant Treasurers as the Board may designate.
     Section 10.07 Secretary; Assistant Secretaries.
          (a) The Secretary shall keep or cause to be kept, in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the Members. The Secretary shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by law; shall be custodian of the records of the Company; and shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Board.
          (b) Assistant Secretaries shall have such of the authority and perform such of the duties of the Secretary as may be provided in this Agreement or assigned to them by the Board or the Secretary. Assistant Secretaries shall assist the Secretary in the performance of the duties assigned to the Secretary, and in assisting the Secretary each Assistant Secretary shall for such purpose have the powers of the Secretary. During the Secretary’s absence or inability, the Secretary’s authority and duties shall be possessed by such Assistant Secretary or Assistant Secretaries as the Board may designate.
     Section 10.08 Removal.
     Any officer elected, or agent appointed, by the Board may be removed by the Board. No elected officer shall have any contractual rights against the Company for compensation by virtue of such election beyond the date of the election of such Person’s successor, such Person’s death, such Person’s resignation or such Person’s removal, whichever event shall first occur, except as otherwise provided in a separate agreement or under an employee deferred compensation plan.
     Section 10.09 Vacancies.
     A newly created elected office and a vacancy in any elected office because of death, resignation or removal may be filled by the Board for the unexpired portion of the term at any meeting of the Board.
ARTICLE XI.
MEMBER MEETINGS
     Section 11.01 Meetings.
     Except as otherwise provided in this Agreement, all acts of the Members to be taken hereunder shall be taken in the manner provided in this Article XI. The Class A Members shall meet annually for the transaction of such business as may properly come before the meeting at such time and place as the Board shall specify in the notice of the meeting. Such notice shall be delivered to each Class A Member at least 10 and not more than 60 days prior to such meeting. Special meetings of the Class A Members, or of all Members, may be called by the Board or by one or more Members owning in the aggregate 20% or more of the Units entitled to vote at such meeting. Such Member or Members shall call a meeting by delivering to the Board one or more requests in writing stating that the signing Member or Members collectively own 20% or more of the Units entitled to vote, that the signing Member or Members wish to call a meeting and indicating the general or specific purposes for which the meeting is to be called.
     Section 11.02 Notice of a Meeting.
     Written notice of a meeting called pursuant to Section 11.01 shall be given to the Members entitled to vote at such meeting. Each notice of a meeting shall be given in writing, by mail or other means of written communication, in accordance with Section 16.02. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication. Attendance of a Member at a meeting shall constitute a waiver of notice of such meeting, except where a Member attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting was not lawfully called or convened.
     Section 11.03 Quorum; Voting Requirement.
     The presence at a meeting, in person or by proxy, of Members holding a majority of the Units held by all Members entitled to vote at such meeting shall constitute a quorum for the transaction of business by the Members. If a quorum is present at a meeting, the affirmative vote of Members present at such meeting that hold a majority of the Units held by all Members entitled to vote at such meeting shall constitute a valid decision by the Members, unless otherwise provided in this Agreement.

     Section 11.04 Action by Consent of Members.
     Any action that may be taken at a meeting of the Members may be taken without a meeting if an approval in writing setting forth such action is signed by the Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Units entitled to vote thereon were present and voting. Following any such approval in writing, written notice thereof setting forth such action shall be provided to all of the Members.
ARTICLE XII.
INDEMNIFICATION OF DIRECTORS,
OFFICERS, EMPLOYEES AND AGENTS
     Section 12.01 Indemnification.
          (a) To the fullest extent permitted by Applicable Law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that an Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 12.01, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 12.01 shall be made only out of the assets of the Company.
          (b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 12.01(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 12.01.
          (c) The indemnification provided by this Section 12.01 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law or otherwise, both as to actions in an Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of an Indemnitee.

          (d) The Company may purchase and maintain insurance on behalf of the Company, its Affiliates and such other Persons as the Company shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Company’s activities or such Person’s activities on behalf of the Company, regardless of whether the Company would have the power or obligation to indemnify such Person against such liability under the provisions of this Agreement.
          (e) For purposes of this Section 12.01, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to Applicable Law shall constitute “fines” within the meaning of Section 12.01(a); and action taken or omitted by an Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Company.
          (f) An Indemnitee shall not be denied indemnification in whole or in part under this Section 12.01 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
          (g) The provisions of this Section 12.01 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators, and shall not be deemed to create any rights for the benefit of any other Persons.
          (h) No amendment, modification or repeal of this Section 12.01 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 12.01 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
     Section 12.02 Liability of Indemnitees.
          (a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Company or to any Persons who have acquired interests in the Company, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.
          (b) Any amendment, modification or repeal of this Section 12.02 shall be prospective only and shall not in any way affect the limitations on the liability to the Company and the Company’s directors, officers and employees under this Section 12.02 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
     Section 12.03 Standards of Conduct and Fiduciary Duties.
          (a) In causing the Company to make a determination or take or decline to take any action, unless another express standard is provided for in this Agreement, an Indemnitee shall act in good faith and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby or under the Act or any other law, rule or regulation, or in equity. In order for a determination or other action affecting the Company to be in “good faith” for purposes of this Agreement, an Indemnitee must believe that the determination or other action is in, or not opposed to, the best interests of the Company.
          (b) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any Member, an Indemnitee acting under this Agreement shall not be liable to the Company or to any Member for its good faith reliance on the provisions this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Indemnitee.
ARTICLE XIII.
TAXES
     Section 13.01 Tax Returns.
     The Tax Matters Officer of the Company shall prepare and timely file (on behalf of the Company) all federal, state and local tax returns required to be filed by the Company. Each Member shall furnish to the Company all pertinent information in its possession relating to the Company’s operations that is necessary to enable the Company’s tax returns to be timely prepared and filed. The Company shall bear the costs of the preparation and filing of its returns.
     Section 13.02 Tax Elections.
          (a) The Company shall make the following elections on the appropriate tax returns:
     (i) to adopt as the Company’s fiscal year the calendar year;
     (ii) to adopt the accrual method of accounting;
     (iii) if a distribution of the Company’s property as described in Section 734 of the Code occurs or upon a transfer of a Membership Interest as described in Section 743 of the Code occurs, on request by notice from any Member, to elect, pursuant to Section 754 of the Code, to adjust the basis of the Company’s properties; and

     (iv) any other election the Board may deem appropriate.
          (b) Neither the Company nor any Member shall make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law and no provision of this Agreement (including Section 2.07) shall be construed to sanction or approve such an election.
     Section 13.03 Tax Matters Officer.
          (a) AIM Oxford shall act as the “tax matters partner” of the Company pursuant to Section 6231(a)(7) of the Code (the “Tax Matters Officer”). The Tax Matters Officer shall take such action as may be necessary to cause to the extent possible each Member to become a “notice partner” within the meaning of Section 6223 of the Code. The Tax Matters Officer shall inform each Member of all significant matters that may come to its attention in its capacity as Tax Matters Officer by giving notice thereof on or before the fifth Business Day after becoming aware thereof and, within that time, shall forward to each Member copies of all significant written communications it may receive in that capacity.
          (b) The Tax Matters Officer shall take no action without the authorization of the Board, other than such action as may be required by Applicable Law. Any cost or expense incurred by the Tax Matters Officer in connection with its duties, including the pursuance of or the preparation for administrative or judicial proceedings, shall be paid by the Company.
          (c) The Tax Matters Officer shall not enter into any extension of the period of limitations for making assessments on behalf of the Members without first obtaining the consent of the Board. The Tax Matters Officer shall not bind any Member to a settlement agreement without obtaining the consent of such Member. Any Member that enters into a settlement agreement with respect to any Company item (as described in Section 6231(a)(3) of the Code) shall notify the other Members of such settlement agreement and its terms within 90 Days from the date of the settlement.
          (d) No Member shall file a request pursuant to Section 6227 of the Code for an administrative adjustment of Company items for any taxable year without first notifying the other Members. If the Board consents to the requested adjustment, the Tax Matters Officer shall file the request for the administrative adjustment on behalf of the Members. If such consent is not obtained within 30 Days from such notice, or within the period required to timely file the request for administrative adjustment, if shorter, any Member may file a request for administrative adjustment on its own behalf. Any Member intending to file a petition under Sections 6226, 6228 or other Section of the Code with respect to any item involving the Company shall notify the other Members of such intention and the nature of the contemplated proceeding. In the case where the Tax Matters Officer is intending to file such petition on behalf of the Company, such notice shall be given within a reasonable period of time to allow the Members to participate in the choosing of the forum in which such petition will be filed.
          (e) If any Member intends to file a notice of inconsistent treatment under Section 6222(b) of the Code, such Member shall give reasonable notice under the circumstances to the other Members of such intent and the manner in which such Member’s intended treatment of an item is (or may be) inconsistent with the treatment of that item by the other Members.
ARTICLE XIV.
BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS
     Section 14.01 Maintenance of Books.
          (a) The Board shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the Members, appropriate registers and such other books of records and accounts as may be necessary for the proper conduct of the business of the Company.
          (b) The books of account of the Company shall be (i) maintained on the basis of a fiscal year that is the calendar year and (ii) maintained on an accrual basis in accordance with GAAP, consistently applied.
     Section 14.02 Reports.
          With respect to each fiscal year, the Board shall prepare, or cause to be prepared, and deliver, or cause to be delivered, to each Member:
          (a) Within 120 Days after the end of such fiscal year, a profit and loss statement and a statement of cash flows for such fiscal year, a balance sheet and a statement of each Member’s Capital Account as of the end of such fiscal year, together with a report thereon of the Certified Public Accountants; and
          (b) Such federal, state and local income tax returns and such other accounting, tax information and schedules as shall be necessary for the preparation by each Member on or before June 15 following the end of each fiscal year of its income tax return which includes such fiscal year.
     Section 14.03 Bank Accounts.
     Funds of the Company shall be deposited in such banks or other depositories as shall be designated from time to time by the Board. All withdrawals from any such depository shall be made only as authorized by the Board and shall be made only by check, wire transfer, debit memorandum or other written instruction.
ARTICLE XV.
DISSOLUTION, WINDING-UP, TERMINATION AND CONVERSION
     Section 15.01 Dissolution.
          (a) The Company shall dissolve and its affairs shall be wound up on the first to occur of the following events (each a “Dissolution Event”), and no other event shall cause a dissolution of the Company:
     (i) the unanimous consent of the Class A Members; or

     (ii) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act; or
      (iii) at any time there are no Members of the Company, unless the Company is continued in accordance with the Act or this Agreement.
          (b) Upon the occurrence of any event that causes there to be no Members of the Company, to the fullest extent permitted by law, the personal representative of the last remaining Member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such Member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute Member of the Company, effective as of the occurrence of the event that terminated the continued membership of such Member in the Company.
          (c) Notwithstanding any other provision of this Agreement, except as provided in Exhibit B, the Bankruptcy of a Member shall not cause such Member to cease to be a member of the Company and, upon the occurrence of such an event, the Company shall continue without dissolution.
     Section 15.02 Dissolution, Winding-Up and Termination.
          (a) On the occurrence of a Dissolution Event, the Board shall act as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of winding up shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Members. The steps to be accomplished by the liquidator are as follows:
     (i) as promptly as possible after dissolution and again after final winding up, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities, and operations through the last Day of the month in which the dissolution occurs or the final winding up is completed, as applicable;
     (ii) the liquidator shall:
     (A) use its reasonable best efforts to sell all of the Company’s assets (except cash), in the exercise of its best judgment under the circumstances then presented, that it deems in the best interest of the Members; and
     (B) attempt to convert all assets of the Company to cash so long as it can do so consistently with prudent business practice;
provided, however, that the Members and their respective designees shall have the right to purchase any of the Company assets to be sold on liquidation, provided that the terms on which such sale is made are no less favorable than would otherwise be available from third parties; and provided, further, that the gains and losses from the sale of the Company assets, together with all other revenue, income, gain, deduction, expense, loss and credit during the period, shall be allocated in accordance with Article VIII;
          (iii) the liquidator shall use Company funds to discharge all of the debts, liabilities and obligations of the Company (including all expenses incurred in winding up) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent, conditional and unmatured liabilities in such amount and for such term as the liquidator may reasonably determine); and
     (iv) all remaining assets of the Company shall be distributed to the Members as follows:
     (A) with respect to all Company assets that have been sold, the fair market value of those assets shall be determined and the Capital Accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in property that has not been reflected in the Capital Accounts previously would be allocated among the Members if there were a taxable disposition of that property for the fair market value of that property on the date of distribution; and
     (B) Company property (including cash) shall be distributed among the Members in accordance with Section 8.02; and, to the extent practicable, those distributions shall be made by the end of the taxable year of the Company during which the liquidation of the Company occurs (or, if later, 90 Days after the date of the liquidation).
          (b) The distribution of cash or property to a Member in accordance with the provisions of this Section 15.02 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its Membership Interest and all the Company’s property and constitutes a compromise to which all Members have consented pursuant to Section 18-502(b) of the Act. To the extent that a Member returns funds to the Company, it has no Claim against any other Member for those funds.
     Section 15.03 Deficit Capital Accounts.
     No Member will be required to pay to the Company, to any other Member or to any third party any deficit balance that may exist from time to time in the Member’s Capital Account.
     Section 15.04 Certificate of Cancellation.
     On completion of the distribution of Company assets as provided herein, the Members (or such other Person or Persons as the Act may require or permit) shall file a certificate of cancellation with the Secretary of State of the State of Delaware, cancel any other filings made pursuant to Section 2.05, and take such other actions as may be necessary to terminate the existence of the Company. Upon the filing of such certificate of cancellation, the existence of the Company shall terminate (and the Term shall end), except as may be otherwise provided by Applicable Law.
ARTICLE XVI.
GENERAL PROVISIONS
     Section 16.01 Offset.
     Whenever the Company is to pay any sum to any Member, any amounts that Member owes the Company may be deducted from that sum before payment.
     Section 16.02 Notices.
     Except as otherwise provided in Section 9.06, all notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile. Notice otherwise sent as provided herein shall be deemed given upon delivery of such notice:
To the Company:
Oxford Resources GP, LLC
41 South High Street, Suite 3450
Columbus, Ohio 43215-6150
Attn: Charles C. Ungurean, President
To AIM Oxford:
c/o American Infrastructure MLP Fund, L.P.
950 Tower Lane
Suite 800
Foster City, California 94404
Attn: Matthew P. Carbone and Brian D. Barlow
To C&T Coal:
C&T Coal, Inc.
41 South High Street, Suite 3450
Columbus, Ohio 43215-6150
Attn: Charles C. Ungurean, President

To Executive:
Jeffrey M. Gutman
7067 Rob Roy Drive
Dublin, Ohio 43017
     Section 16.03 Entire Agreement; Superseding Effect.
     Effective as of the Effective Time (but not for any period prior to the Effective Time), this Agreement, together with the Exhibits hereto, and the other agreements referenced herein, including the Investors’ Rights Agreement, shall constitute the entire agreement of the Members relating to the Company with respect to the matters contemplated hereby and thereby, and supersede all provisions and concepts contained in all prior contracts or agreements between and among the Members relating thereto, whether oral or written.
     Section 16.04 Effect of Waiver or Consent.
     Except as otherwise provided in this Agreement, a waiver or consent, express or implied, to or of any breach or default by any Member in the performance by that Member of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Member of the same or any other obligations of that Member with respect to the Company. Except as otherwise provided in this Agreement, failure on the part of a Member to complain of any act of any Member or to declare any Member in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Member of its rights with respect to that default until the applicable statute-of-limitations period has run.
     Section 16.05 Amendment or Restatement.
     Except as provided in Sections 2.03, 3.01 and 6.01, and Exhibit A, this Agreement (including any Exhibit hereto) or the Delaware Certificate may be amended or restated only by a written instrument approved by Members holding a Majority Interest.
     Section 16.06 Binding Effect.
     Subject to the restrictions on Transfers set forth in this Agreement, this Agreement is binding on and shall inure to the benefit of the Members and their respective successors and permitted assigns.
     Section 16.07 Governing Law; Severability.
     THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAWS OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and any mandatory, non-waivable provision of the Act, such provision of the Act shall control. If any provision of the Act may be varied or superseded in a limited liability company agreement

(or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter. If any provision of this Agreement or the application thereof to any Member or circumstance is held invalid or unenforceable to any extent, (a) the remainder of this Agreement and the application of that provision to other Members or circumstances is not affected thereby, and (b) the Members shall negotiate in good faith to replace that provision with a new provision that is valid and enforceable and that puts the Members in substantially the same economic, business and legal position as they would have been in if the original provision had been valid and enforceable.
     Section 16.08 Further Assurances.
     In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.
     Section 16.09 Waiver of Certain Rights.
     Each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.
     Section 16.10 Acknowledgement Regarding Outside Businesses and Opportunities.
          (a) Except as may be restricted by any other agreement (including (i) the CCU Employment Agreement, (ii) the TTU Employment Agreement and (iii) the Executive Employment Agreement), each Member shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Member, independently or with others, including business interests and activities in direct competition with the business and activities of the Company or its Subsidiaries, and none of the same shall constitute a breach of this Agreement or any duty expressed or implied by law or equity to the Company or its Subsidiaries or any Member. None of the Company, its Subsidiaries, any Member or any other Person shall have any rights by virtue of this Agreement, or the relationship established hereby in any business ventures of any Member. Notwithstanding anything to the contrary in this Agreement or any duty existing at law, in equity or otherwise, but subject to the proviso set forth in the last sentence of Section 16.10(b), (i) the engaging in competitive activities by any Member in accordance with the provisions of this Section 16.10 is hereby approved by the Board and all Members, (ii) it shall be deemed not to be a breach of any fiduciary duty or any other obligation of any type whatsoever of any Member for the Members to engage in such business interests and activities in preference to or to the exclusion of the Company and (iii) the Members shall have no obligation hereunder or as a result of any duty expressed or implied by law to present business opportunities to the Company.
          (b) Notwithstanding anything to the contrary in this Agreement, but subject to the terms of any other agreement to which a party may be subject (including (i) the CCU Employment Agreement, (ii) the TTU Employment Agreement, (iii) the Executive Employment

Agreement and (iv) the Contribution Agreement), the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Member or Director. No Member or Director who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Company shall have any duty to communicate or offer such opportunity to the Company, and such Member or Director shall not be liable to the Company or any of its Subsidiaries, any Member or any other Person for breach of any fiduciary or other duty by reason of the fact that such Member or Director pursues or acquires for itself, directs such opportunity to another Person or does not communicate such opportunity or information to the Company; provided, that such Member or Director does not engage in such business or activity as a result of or using confidential or proprietary information provided by or on behalf of the Company to such Member.
     Section 16.11 Counterparts.
     This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.
     Section 16.12 Jurisdiction.
     Any and all Claims arising out of, in connection with or in relation to (i) the interpretation, performance or breach of this Agreement, or (ii) any relationship before, at the time of entering into, during the term of, or upon or after expiration or termination of this Agreement, between the parties hereto, shall be brought in any court of competent jurisdiction in the State of Delaware. Each party hereto unconditionally and irrevocably consents to the jurisdiction of any such court over any Claims and waives any objection that such party may have to the laying of venue of any Claims in any such court.
     Section 16.13 Provisions Regarding Effective Time.
     As indicated in the Recitals, this Agreement is to become effective at the Effective Time, and accordingly in connection therewith the parties agree that the following shall apply:
          (a) This Agreement shall from and after its execution by the parties be an agreement binding upon and enforceable by the Members subject to the application of the provisions hereof generally being effective as of the Effective Time.
          (b) The affairs of the Company shall continue to be governed by the terms of the First Restated Agreement, as amended by the Amendments, until the Effective Time.

          (c) In the event that the closing of the Partnership IPO does not occur on or before December 31, 2010, this Agreement shall be null and void and of no force and effect and the First Restated Agreement, as amended by the Amendments, shall continue in full force and effect.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above and by such execution also agree to the terms of the Exhibits to this Agreement.

CLASS A MEMBERS: AIM OXFORD HOLDINGS, LLC
By:	AIM Coal Management, LLC, its Manager

By:	/s/ Matthew P. Carbone
	Name:	Matthew P. Carbone
	Title:	Member

C&T COAL, INC.
By:	/s/ Charles C. Ungurean
Charles C. Ungurean
President

CLASS B MEMBERS:

/s/ Jeffrey M. Gutman
Jeffrey M. Gutman

Approved by Company:
OXFORD RESOURCES GP, LLC

By:	/s/ Charles C. Ungurean
Charles C. Ungurean
President and Chief Executive Officer

SIGNATURE PAGE TO
SECOND AMENDED AND RESTATED
LIMITED LIABLITY COMPANY AGREEMENT
OF
OXFORD RESOURCES GP, LLC

SPOUSAL CONSENT
     The Executive’s spouse is fully aware of, understands and fully consents and agrees to the provisions of this Agreement and the Partnership Agreement and their binding effect upon any marital or community property interests she may now or hereafter own, and agrees that the termination of her and the Executive’s marital relationship for any reason shall not have the effect of removing any of the Class B Units otherwise subject to this Agreement from coverage hereunder and that her awareness, understanding, consent and agreement are evidenced by her signature below.

/s/ Tracey Gutman
Spouse’s Name: Tracey Gutman

SIGNATURE PAGE TO
SECOND AMENDED AND RESTATED
LIMITED LIABLITY COMPANY AGREEMENT
OF
OXFORD RESOURCES GP, LLC

EXHIBIT A(1)

		Number of	Number of
	Number of Class	Class B Units	Total Units	Capital
Member	A Units Held(2)	Held(3)(4)	Held(5)	Account Balance(6)
AIM Oxford Holdings, LLC	880.831853	—	880.831853	$

C&T Coal, Inc.	448.255707	—	448.255707	$

Jeffrey M. Gutman	—	5.979201	5.979201	$0
Total:	1,329.087560	5.979201	1,335.066761	$

Footnotes:

(1)	As of the Effective Time, this Exhibit A automatically shall be deemed modified as provided in Footnotes (2), (3), (5) and (6) (the “Modification Footnotes”), and then or at any time thereafter AIM Oxford Holdings, LLC (“AIM”) and C&T Coal, Inc. (“C&T Coal”) are authorized to (but shall not be required to, and any failure to do so shall not affect the automatic modification hereof) prepare and execute a modified Exhibit A which reflects the modifications provided for in the Modification Footnotes (and delete this Footnote and the Modification Footnotes while renumbering Footnote (4) as Footnote (1)), which modified Exhibit A shall for all purposes be the Exhibit A as of the Effective Time.

(2)	The “Number of Class A Units Held” which are shown as held by AIM and C&T Coal and the column total shown with respect thereto shall be modified as of the Effective Time to reflect any additional Class A Units issued to AIM and C&T Coal with respect to any Capital Contributions made to the Company by AIM and C&T Coal in connection with the closing of the Partnership IPO.

(3)	The number of Class B Units issued to Jeffrey M. Gutman (“Mr. Gutman”) shall be automatically increased as of the Effective Time such that at and immediately after the Effective Time the percentage of the total Units represented by Mr. Gutman’s Class B Units shall be the same as the percentage of the total Units represented by Mr. Gutman’s Class B Units immediately before the modification provided for in Footnote (2), and in connection therewith the “Number of Class B Units Held” which are shown as held by Mr. Gutman and the column total shown with respect thereto shall be modified as of the Effective Time to reflect such increased number of Class B Units issued to Mr. Gutman.

(4)	The Class B Units are subject to the forfeiture provisions set forth in Exhibit B.

(5)	The “Number of Total Units Held” which are shown as held by each Member and the column total shown with respect thereto shall be modified as of the Effective Time to reflect any additional issued Units reflected in the modifications provided for in Footnotes (2) and (3).

(6)	The “Capital Account Balance” which is shown for each of AIM and C&T Coal and the column total shown with respect thereto shall be modified as of the Effective Time to reflect any Capital Contributions made to the Company by AIM and C&T Coal in connection with the closing of the Partnership IPO.

A-1

EXHIBIT B
ADDITIONAL TERMS AND CONDITIONS
APPLICABLE TO THE CLASS A UNITS AND THE CLASS B UNITS
     Set forth below are the additional terms and conditions that are applicable to the Class A Units and the Class B Units, as the case may be. The Class B Units have been granted by the Company to the Executive at the Effective Time to provide the Executive with incentive compensation. The Executive acknowledges and agrees that an integral component of such incentive compensation includes the forfeiture and other terms and provisions set forth in this Exhibit B that are applicable to the Class B Units and, absent these provisions, the Company would not have granted such Class B Units to the Executive.
     1. Defined Terms. Capitalized terms defined in this Exhibit B shall have the meanings given to them only for purposes of this Exhibit B, as the same terms may be differently defined elsewhere in the Second Amended and Restated Limited Liability Company Agreement to which this Exhibit B is attached (the “LLC Agreement”). Capitalized terms used in this Exhibit B that are not defined in this Exhibit B shall have the meanings given thereto in the LLC Agreement. As used in this Exhibit B, the following terms have the respective meanings set forth below in addition to the other terms defined in this Exhibit B:
     “Call Price” means, as of any date, a per unit purchase price equal to that portion of the Equity Value that would be distributed in respect of the Call Securities assuming the Equity Value was distributed to all holders of Units in accordance with Section 8.02.
     “Cause” has the meaning given such term in the Executive Employment Agreement.
     “Change of Control” means, and shall be deemed to have occurred upon the occurrence of, one or more of the following events:
(i)	any “Person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than an Affiliate of the Company or the Partnership, shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests of the Company or the Partnership;

(ii)	the limited partners of the Partnership approve, in one or a series of transactions, a plan of complete liquidation of the Partnership;

(iii)	the sale, lease or other disposition by either the Company or the Partnership of all or substantially all of its assets in one or more transactions to any Person other than the Company, the Partnership or an Affiliate of the Company or the Partnership; or

(iv)	a transaction resulting in a Person other than the Company or an Affiliate of the Company being the general partner of the Partnership, including a removal of the Company as the general partner of the Partnership.
Further, notwithstanding the foregoing, for purposes of determining whether the non-forfeiture of any Class B Unit accelerates, “Change of Control” shall not include a Partnership IPO or a Company Public Offering.
     “Company Public Offering” means the first completion of a sale by the Company of Units pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended, excluding registration statements on Form S-4, S-8 or similar limited purpose forms, occurring after the date of the LLC Agreement.
     “Disability” has the meaning given such term in the Executive Employment Agreement.
     “Equity Value” means, as of any date of determination, the equity value of the Company, disregarding any discount for minority interest, restrictions on Transfer of the Units or lack of marketability of the Units, as determined in good faith and on a consistent basis by the Board, giving due consideration to, among other things, the earnings and other financial and operating information of the Company and its Subsidiaries in recent periods, the future prospects of the Company and its Subsidiaries, the general condition of the securities markets and the fair market value of securities of companies of a similar size and engaged in businesses similar to the businesses of the Company and its Subsidiaries.
     “Exempt Transfer” means (i) any Transfer between the Sponsor Holders (as defined below) and any of their Affiliates or (ii) any Transfer that is a distribution by AIM Oxford or any of its Affiliates of Units to Persons who have made investments in any Affiliates of AIM Oxford.
     “Other Termination Event” means (i) any termination of the Executive’s employment with the Company other than (a) a termination by the Company for Cause, (b) a termination upon the Executive’s death or (c) a termination by the Company due to the Executive’s Disability; (ii) an assignment by a holder of Class B Units for the benefit of creditors, which assignment includes such Person’s Class B Units; (iii) the commencement of bankruptcy, reorganization, arrangement or liquidation proceedings, state or federal, by a holder of Class B Units or against such Person, provided that such Person shall have no further rights to contest same or appeal from rejection of such Person’s contest, or the appointment of a trustee, receiver, conservator or other judicial representative for such Person (whether alone or with other assets); (iv) the attachment of, execution against, levy upon or other seizure of Class B Units, other than an attachment that is solely for jurisdictional purposes, unless, and only for so long as, the Board determines that such Person is in good faith contesting such attachment, execution, levy or other seizure; or (v) the Transfer or attempted Transfer by a holder of Class B Units of all or any portion of its Class B Units not in compliance with the LLC Agreement.
     “Permitted Transfer” means, with respect to the Class B Units, any of the following: (i) any Transfer that is approved by the Board, in its sole and absolute discretion; (ii) any Transfer pursuant to Section 4 of this Exhibit B; (iii) any Transfer pursuant to Section 5 of this Exhibit B; (iv) any Transfer pursuant to Section 6 of this Exhibit B; and (v) upon the death or Disability of the Executive, any Transfer to the Executive’s spouse, children, parents or siblings or to a trust for the benefit of any of them.
     “Permitted Transferee” means any person or entity who acquires Class B Units pursuant to a Permitted Transfer.
     “Sponsor Holders” means AIM Oxford and C&T Coal.
     2. Forfeiture of Class B Units.
          (a) Vesting of Class B Units. Subject to the other terms and conditions of this Section 2, the Class B Units shall become non-forfeitable over a four-year period with 25% of the Class B Units becoming non-forfeitable at the end of each of the first four anniversaries of the date on which the Effective Time falls, subject to the Executive’s continued employment with the Company on each applicable anniversary date. Notwithstanding the foregoing, allocations of profits and losses and distributions with respect to the Class B Units shall be made in accordance with Article VIII of the LLC Agreement without regard to whether or not the Class B Units are non-forfeitable.
          (b) Employment Terminated for Cause. If the Executive’s employment with the Company is terminated by the Company for Cause, all Class B Units (whether or not then otherwise non-forfeitable) shall immediately and without further action be forfeited to the Company and the holder thereof shall have no further rights with respect to such Class B Units.
          (c) Employment Terminated by Reason of Death or by Company Due to Disability. Upon the Executive’s termination of employment with the Company by reason of death or termination of employment by the Company due to Disability, 100% of the forfeitable Class B Units not previously forfeited shall become non-forfeitable.
          (d) Change of Control. In the event of a Change of Control, 100% of the forfeitable Class B Units not previously forfeited shall become non-forfeitable as of immediately prior to the Change in Control. In addition, immediately prior to a Transfer pursuant to Section 6 of this Exhibit B, but contingent upon such Transfer, 100% of the forfeitable Class B Units not previously forfeited shall become non-forfeitable.
          (e) Other Termination Events. Upon the occurrence of an Other Termination Event with respect to the Executive or other holder of Class B Units, all forfeitable Class B Units not previously forfeited shall immediately and without further action be forfeited to the Company and the holder thereof shall have no further rights with respect to such forfeitable Class B Units.
     3. Restrictions on Transfers of Class B Units.
     The Class B Units may not be Transferred except pursuant to a Permitted Transfer. After any Transfer (including any Permitted Transfer), the Class B Units shall continue to be subject to the terms and conditions of the LLC Agreement, unless the LLC Agreement specifically provides otherwise.

     4. Call by the Company.
          (a) If the employment of the Executive by the Company or any of its Affiliates terminates for any reason prior to a Company Public Offering (a “Call Event”), then the Company shall have the right and option to purchase (the “Call Option”), by delivery of a written notice (the “Call Notice”) to the Executive at any time prior to a Company Public Offering (the “Company Call Period”), and the Executive and the Executive’s Permitted Transferees (the “Call Group”) shall be required to sell, at the option of the Company, all or any portion of the Class B Units, in each case, that were originally issued by the Company to the Executive and that were owned by the Executive and his Permitted Transferees on the date of such Call Event and not otherwise forfeited in accordance with the terms of the LLC Agreement (collectively, the “Call Securities”), at a price per Class B Unit equal to the Call Price of such Class B Units as of the first Business Day immediately preceding the date on which the Call Notice was given.
          (b) The closing of any purchase of Call Securities by the Company from the Call Group pursuant to this Section 4 shall take place at the principal office of the Company within thirty (30) days after the date on which the Call Notice with respect to such Call Group is given. At such closing, the members of the Call Group shall deliver to the Company, against payment for the Call Securities, certificates evidencing the Call Securities, if any and as applicable, duly endorsed with unit powers, free and clear of all Claims and Encumbrances. All of the foregoing deliveries shall be deemed to be made simultaneously and none shall be deemed completed until all have been completed.
          (c) If the Company does not elect to exercise the Call Option in accordance with the provisions of this Section 4 by delivering a Call Notice within the Company Call Period, then the Call Option provided in this Section 4 shall terminate.
     5. Tag Along. Subject to Section 5(c) of this Exhibit B, no holder of Class A Units shall Transfer Class A Units to a third party without complying with the terms and conditions set forth in this Section 5, as applicable.
          (a) Any of the Sponsor Holders (collectively, the “Initiating Unitholder”) desiring to Transfer more than fifty percent (50%) of the Class A Units held by the Sponsor Holders in a single transaction or a series of similar transactions, shall give not less than ten (10) Business Days prior written notice of such intended Transfer to each holder of Class B Units and to the Company. Such notice (the “Participation Notice”) shall set forth the terms and conditions of such proposed Transfer, including the name of the prospective Transferee, the number of Class A Units proposed to be Transferred (the “Participation Securities”) by the Initiating Unitholder, the purchase price per Unit proposed to be paid therefor and the payment terms and type of Transfer to be effectuated. Within five (5) Business Days following the delivery of the Participation Notice by the Initiating Unitholder to each holder of Class B Units and to the Company, each holder of Class B Units shall have the right, by notice in writing to the Initiating Unitholder and to the Company, to elect to Transfer to the purchasers in such proposed Transfer (upon the same terms and conditions as the Initiating Unitholder) up to that number of Class B Units owned by such holder of Class B Units (each holder of Class B Units making such election, a “Participating Offeree”) as shall equal the product of (x) a fraction, the numerator of which is the number of Class B Units owned by such Participating Offeree as of the date of such proposed Transfer and the denominator of which is the aggregate number of outstanding Class A Units and Class B Units owned as of the date of such Participation Notice by each Initiating Unitholder and by all Participating Offerees, multiplied by (y) the number of Participation Securities. The amount of Participation Securities to be Transferred by any Initiating Unitholder shall be ratably reduced to the extent necessary to provide for such sales of Class B Units by Participating Offerees. The consideration to be received by the Participating Offerees in respect of the Class B Units to be sold to the prospective Transferee shall be determined based upon (i) the deemed fair market value of the Company implied by the price to be paid by the prospective Transferee for the Class A Units and (ii) the resulting relative values of the Class A Units and Class B Units assuming the Company is liquidated and the net proceeds are distributed to the holders of Units in accordance with Section 8.02 of the LLC Agreement.
          (b) At the closing of any proposed Transfer in respect of which a Participation Notice has been delivered, the Initiating Unitholder, together with all Participating Offerees, as the case may be, shall deliver to the proposed Transferee certificates evidencing the Units, if any and as applicable, to be sold, free and clear of all Claims and Encumbrances, together with unit powers duly endorsed, and shall receive in exchange therefor the consideration to be paid or delivered by the prospective Transferee in respect of such Units as described in the last sentence of Section 5(a) of this Exhibit B. In connection with any such Transfer, (i) the representations and warranties of a Participating Offeree shall be limited to matters that relate specifically to such Participating Offeree such as due organization and authorization, no violation, title and ownership and investor status, and such Participating Offeree shall have no obligation to make representations and warranties as to the Company or other holders of Units; provided, however, that each Participating Offeree may be required to indemnify the Transferee on a several basis on terms no less favorable than the indemnification provided by the Initiating Unitholder to the Transferee, which such indemnification liability for all matters other than unit title and ownership shall not exceed the value of the consideration received by the Participating Offeree in connection with such Transfer.
          (c) The provisions of this Section 5 shall not apply to (i) other Permitted Transfers, (ii) any Transfer pursuant to or after a Company Public Offering and (iii) Exempt Transfers.
     6. Drag Along.
          (a) If one or more Sponsor Holders elect to Transfer to any Person or Persons in a bona fide arms’-length transaction or series of related transactions more than 50% of the total number of outstanding Class A Units held by the Sponsor Holders, pursuant to which each holder of Class A Units receives the consideration in accordance with Section 6(d) of this Exhibit B (a “Sale Event”), then, upon ten (10) Business Days written notice from the Sponsor Holders to the holders of Class B Units, which notice shall include reasonable details of the proposed Transfer, including the proposed time and place of closing, the consideration to be received and the percentage of the Sponsor Holders’ Class A Units to be Transferred (the “Sale Request”), each holder of Class B Units shall be obligated to, and shall (i) Transfer and deliver, or cause to be Transferred and delivered, to such Person the same percentage of Class B Units as the percentage of Class A Units the Sponsor Holders are Transferring in the same transaction at the closing thereof (and will deliver certificates for all of such Units, if any and as applicable, at the closing, free and clear of all Claims and Encumbrances, together with unit powers duly endorsed); (ii) execute, deliver and agree to be bound by the terms of any agreement for the Transfer of such Class B Units and any other agreement, instrument or certificates necessary to effectuate such Transfer; provided, however, that, notwithstanding anything herein to the contrary, in connection with any Transfer pursuant to this Section 6, the representations and warranties to be made by each holder of Class B Units in such agreement shall be limited to matters that specifically relate to such holder such as due organization and authorization, no violation, title and ownership and investor status, and each holder shall have no obligation to make representations and warranties as to the Company or others; and provided, further, that each holder of Class B Units may be required to indemnify the Transferee on a several basis on terms no less favorable than the indemnification provided by the Sponsor Holders to the Transferee, which such indemnification liability for all matters other than unit title and ownership shall not exceed the value of the consideration received by each holder of Class B Units in connection with such Transfer.
          (b) The provisions of Section 6(a) of this Exhibit B shall not apply to any Transfer (i) pursuant to or after a Company Public Offering or (ii) pursuant to any other Permitted Transfer.
          (c) If the Sale Event has not occurred within 90 days of the date of the Sale Request, the provisions of Section 6(a) of this Exhibit B applicable to such Sale Event shall, if such Sale Event is thereafter sought to be completed, be reapplied to such Sale Event.
          (d) If a Sale Event occurs, the Sponsor Holders may exercise their right under Section 6(a) of this Exhibit B only if the consideration to be received in respect of Class B Units in connection with the Sale Event shall be determined based upon (i) the deemed fair market value of the Company implied by the value of the consideration to be received in the Sale Event and (ii) the resulting relative values of the Class A Units and Class B Units assuming the Company is liquidated and the net proceeds are distributed to the holders of Units in accordance with Section 8.02.
     7. Conversion of Class B Units Prior to a Company Public Offering. On a date determined by the Board (the “Conversion Date”), which Conversion Date shall be within 60 Business Days of a Company Public Offering, all Class B Units shall automatically convert into Class A Units. The number of Class A Units to be issued upon conversion of the Class B Units shall be determined by the Board based upon (i) the Equity Value as of the Conversion Date and (ii) the resulting relative values of the Class A Units and Class B Units assuming the Company is liquidated on the Conversion Date and the Equity Value is distributed to the holders of Units in accordance with Section 8.02.
     8. Divorce. This Section 8 applies only with respect to the Class B Units upon the divorce of a holder of the Class B Units.
          (a) Upon the divorce of a holder of the Class B Units, if the holder does not succeed to the entire community property or other interest of the holder’s spouse in the Class B Units, the holder’s spouse shall be deemed to have made an irrevocable offer to sell the community property or other interest of such spouse in the Class B Units (the “Affected Interest”) in accordance with this Section 8. Within 90 days after the holder’s divorce, the holder shall give written notice of such divorce (for purposes of this Section 8, the “Divorce Notice”) to the Board specifically referring to this Section 8 and setting forth the amount of the Affected Interest. If the holder fails to give the Divorce Notice within the period and in the manner specified above, the Board shall give the Divorce Notice to the holder and to the holder’s spouse as soon as is practicable after the Board receives actual notice of such holder’s divorce. The failure of the holder or the Board to give a Divorce Notice shall in no way prevent the Company from exercising its rights under this Section 8.
          (b) The holder shall have the right and option, exercisable for 90 days after the receipt of the Divorce Notice, to purchase all or any portion of the Affected Interest. A failure by the holder to exercise such right and option within such 90-day period shall be deemed to constitute notification to the holder’s spouse and the Company of the holder’s decision not to exercise the holder’s right and option to purchase such Affected Interest pursuant to this Section 8. The holder may exercise this option by giving written notice to the holder’s spouse and to the Company within such 90-day period.
          (c) If the holder does not exercise the right and option to purchase all of the Affected Interest pursuant to this Section 8, the Company or its designee shall have the right and option to purchase all or any portion of the Affected Interest not elected to be purchased by the holder. The right and option of the Company or its designee shall be exercisable for 90 days after the expiration of the 90-day period during which the holder may exercise the option pursuant to Section 8(b) of this Exhibit B. The failure of the Company or its designee to exercise its option within such 90-day period shall be deemed to constitute notification to the holder and the holder’s spouse of the Company’s decision not to exercise its right and option to purchase such Affected Interest pursuant to this Section 8.
          (d) The purchase price to be paid for the Affected Interest pursuant to this Section 8 shall be the fair market value of such Affected Interest as determined by the Board based on (i) the Equity Value as of the end of the last fiscal quarter and (ii) the resulting relative values of the Class A Units and Class B Units assuming the Company is liquidated on such date and the Equity Value is distributed to the holders of Units in accordance with Section 8.02.
          (e) The closing of any purchase of an Affected Interest by the holder and/or the Company pursuant to this Section 8 shall be held at the principal office of the Company within 10 days following exercise of the option to acquire the Affected Interest pursuant to Section 8(b) or Section 8(c) of this Exhibit B, as the case may be. At the closing, the holder’s spouse shall execute and deliver to the holder and/or to the Company, as applicable, instruments of Transfer and assignment of the Affected Interest against delivery of the purchase price for such Affected Interest by check. At the closing of such sale, the holder’s spouse shall represent and warrant to the holder and/or the Company, as applicable, that (i) he or she is the beneficial owner of the Affected Interest, free and clear of all Claims and Encumbrances, (ii) he or she has the full right, power, and capacity to Transfer and deliver the Affected Interest in accordance with the terms hereof and (iii) upon payment of the purchase price for the Affected Interest in accordance with the terms of this Section 8, the holder or the Company, as applicable, shall acquire good and marketable title to the Affected Interest, free and clear of all Claims and Encumbrances.
          (f) If the holder and/or the Company or its designee do not purchase all of the Affected Interest pursuant to this Section 8, the holder’s spouse shall be regarded as an Assignee of that portion of the Affected Interest not so purchased (the “Unpurchased Spousal Interest”) and shall be subject to the terms, conditions and restrictions contained in this Exhibit B with respect to such Unpurchased Spousal Interest; provided, however, that, as a condition to the holder’s spouse being regarded as an Assignee as described in this Section 8(f), the holder’s spouse shall execute and deliver an instrument relating to such Unpurchased Spousal Interest containing terms, conditions and restrictions substantially similar to those contained in this Exhibit B. The holder’s spouse shall be entitled to share in distributions and allocations in respect of such Unpurchased Spousal Interest as an Assignee in accordance with the terms of the LLC Agreement.